STATE OF DELAWARE
CERTIFICATE OF AMENDMENT TO
THE CERTIFICATE OF INCORPORATION
OF
THE UNITED STATES BASKETBALL LEAGUE, INC.

The United States Basketball League, Inc. (the "***Corporation***"), a Delaware corporation, does hereby certify that the following amendment to the Corporation's Certificate of Incorporation to change Article First to change the name of the Corporation has been duly adopted in accordance with the provisions of Sections 228 and 242 of the Delaware General Corporation Law, as follows:

FIRST: The name of the corporation is:

SHOREPOWER TECHNOLOGIES, INC.

The effective date of this amendment shall be June 20, 2023.

IN WITNESS WHEREOF, the Corporation has made the foregoing Amendment to the Certificate of Incorporation and the President has hereunto set his hand as of the 21st day of April, 2023.

THE UNITED STATES BASKETBALL LEAGUE, INC.

By: /s/ Jeff Kim____________
Jeff Kim, President

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:42 PM 04/21/2023
FILED 03:42 PM 04/21/2023
SR 20231572080 - File Number 2036407